                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ASSET INVESTORS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                                                                  March 29, 1996

To Our Shareowners:

    You cordially are invited to the 1996 Annual Meeting of Shareowners (the "Meeting") of Asset Investors Corporation (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado on Tuesday, May 28, 1996, at 8:00 a.m., local time.

    The formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting are in the following pages.

    Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed postage-paid envelope as soon as possible for receipt prior to the Meeting. Shareowners also are entitled to vote on any other matters that properly come before the Meeting.

    WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

                                          Sincerely,

                                          /s/ Larry A. Mizel

                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

                                     [LOGO]
                          ASSET INVESTORS CORPORATION
                           3600 SOUTH YOSEMITE STREET
                                   SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 793-2703

               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
               --------------------------------------------------

To Our Shareowners:

    The 1996 Annual Meeting of Shareowners (the "Meeting") of Asset Investors Corporation (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Tuesday, May 28, 1996, at 8:00 a.m., local time, to consider and act upon:

    1. the election of Messrs. Richard L. Robinson and Tim Schultz, two Class I directors, to terms expiring in 1999;

    2. an amendment to the Company's 1986 Stock Option Plan, as amended and restated November 15, 1990 (the "Plan") to eliminate dividend equivalent rights; and, in connection therewith, to permit the grant of shares of the Company's Common Stock; and

    3. such other business as properly may come before the Meeting and any adjournments or postponements thereof.

    Only shareowners of record at the close of business on March 6, 1996, the record date, will be entitled to vote at the Meeting.

    The Board of Directors of the Company desires to have maximum representation at the Meeting and requests that you mark, date, sign and timely return the enclosed proxy in the postage-paid envelope provided.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Daniel S. Japha

                                          Daniel S. Japha
                                          SECRETARY

March 29, 1996

                                     [LOGO]
                          ASSET INVESTORS CORPORATION

                           3600 SOUTH YOSEMITE STREET
                                   SUITE 900
                             DENVER, COLORADO 80237
                                 (303) 793-2703

                   -----------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREOWNERS
                                  MAY 28, 1996
                   -----------------------------------------

To Our Shareowners:

    This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Asset Investors Corporation (the "Company") of proxies to be used at the 1996 Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room A, Denver, Colorado, on Tuesday, May 28, 1996, at 8:00 a.m., local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting (the "Proxy Materials") are first being provided to shareowners beginning on or about March 29, 1996.

                              GENERAL INFORMATION

SOLICITATION

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors and officers of the Company. No compensation will be paid to the directors and officers of the Company for the solicitation of proxies. The Company will employ Kissell-Blake Inc., a paid proxy solicitor to assist the Company in the solicitation of proxies at a cost of approximately $8,000. The costs of solicitation of proxies will be paid solely by the Company. The Company will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

VOTING RIGHTS AND VOTES REQUIRED

    Holders of shares of Asset Investors Corporation common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 6, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, 24,355,862 shares of Common Stock were outstanding. The presence, in person or by proxy, of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

    Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters presented at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting by shareowners present or represented and entitled to vote on the proposal is required for the election of directors and the proposal (the "Option Plan Amendment Proposal") to amend the Company's 1986 Stock Option Plan, as amended and restated November 15, 1990, as further amended (the "Plan") to eliminate dividend equivalent rights ("DERs") and to permit the grant of shares of Common Stock to participants in the Plan who consent to the elimination of DERs.

    Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by the shareowners. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

    Shares of Common Stock represented by all properly completed and signed proxies received in time for the Meeting will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the election of Messrs. Robinson and Schultz as directors of the Company and "FOR" the Option Plan Amendment Proposal. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters are presented properly to the shareowners for action at the Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

    The giving of the enclosed proxy does not preclude the right to vote in person should the shareowner giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by notice in writing sent to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy or by attending the Meeting and voting in person.

ANNUAL REPORT

    The Company's 1995 Summary Annual Report to Shareowners including the Company's 1995 Annual Report on Form 10-K (the "Annual Report") contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 1995. An Annual Report is being mailed with this Proxy Statement to all holders of record on March 6, 1996. Neither the Company's 1995 Form 10-K nor the 1995 Summary Annual Report to Shareowners is incorporated into this Proxy Statement or is to be considered part of the Proxy Materials.

    Upon written request addressed to the Secretary of the Company at the address listed above, the Company will provide a copy of the Summary Annual Report and 1995 Form 10-K to anyone whose proxy is being solicited in connection with this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The By-laws of the Company provide for three classes of directors with staggered terms of office. Directors elected to each class serve for terms of three years and until the election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office. The Company's Board of Directors consists of five members, including two Class I directors whose terms expire in 1996, one Class II director whose term expires in 1997 and two Class III directors whose terms expire in 1998. The By-laws of the Company require that a majority of the Board of Directors of the Company and each committee thereof be comprised of Independent Directors of the Company.

    An Independent Director is defined in the Company's By-laws as a person "who is not affiliated, directly or indirectly, with the person or entity responsible for directing or performing the day-to-day business affairs of the corporation (the advisor), including a person or entity to which the advisor subcontracts substantially all of such functions, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or by serving as an officer or director of, the advisor or an affiliated business entity of the advisor." The Independent Directors of the Company are Messrs. Kline, Robinson and Schultz.

    Vacancies on the Board of Directors may be filled by a majority of the remaining members; provided, however, that the Independent Directors must nominate the replacements for vacancies among the Independent Directors. Each director appointed to fill a vacancy serves until the next annual meeting of shareowners at which time the shareowners shall elect a director to serve the remaining term of the class into which such director is elected.

    At the Meeting, two Class I directors will be elected to a term expiring in 1999. Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of Messrs. Robinson and Schultz, the Board of Directors' slate of nominees as Class I directors of the Company. Neither Management nor the Board of Directors of the Company is aware of any reason why any nominee would be unable to serve as a director. Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a substitute nominee proposed by the Board of Directors if any nominee becomes unavailable for election.

    The Board of Directors held 11 meetings in 1995. During 1995, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and any committee thereof on which he served.

    The Audit Committee of the Board of Directors (the "Audit Committee") held five meetings during 1995. Messrs. Kline (Chairman), Robinson and Schultz are the current members of this committee. Among other things, the Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent auditors and meets with them as necessary to review the progress and results of their work as well as their recommendations. The Audit Committee also reviews internal audit procedures and reporting systems of the Company.

    The Nominating Committee of the Board of Directors (the "Nominating Committee"), which held no meetings during 1995, is made up of the Independent Directors. The Nominating Committee was formed to review the qualifications of candidates and recommend candidates to the Board of Directors for selection as nominees for election as directors. There is no established procedure for submission of nominations by shareowners.

    The Company does not have a Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. ROBINSON AND SCHULTZ TO THE BOARD OF DIRECTORS OF THE COMPANY.

    Certain information with respect to the nominees for election as Class I directors, the continuing directors and the executive officers of the Company, as of March 6, 1996, appears below and was furnished in part by each such person.

    Each executive officer of the Company serves for a term of one year and until his or her successor has been elected and qualified or until his or her earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

                        NAME                               AGE                POSITION(S) HELD WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------
Larry A. Mizel.......................................          53   Chairman of the Board of Directors (Class II)
Spencer I. Browne....................................          46   President, Chief Executive Officer and Director
                                                                      (Class III)
Leslie B. Fox........................................          37   Executive Vice President and Chief Operating Officer
Paris G. Reece III...................................          41   Executive Vice President and Chief Financial Officer
Daniel S. Japha......................................          44   Senior Vice President, Secretary and General Counsel
Kevin J. Nystrom.....................................          36   Vice President and Chief Accounting Officer
Elliot H. Kline......................................          55   Director(1) (Class III) and Chairman of the Audit
                                                                      Committee and Member of the Nominating Committee
Richard L. Robinson..................................          66   Director(1) (Class I) and Member of the Audit and
                                                                      Nominating Committees
Tim Schultz..........................................          48   Director(1) (Class I) and Member of the Audit and
                                                                      Nominating Committees

---------
1   Independent Directors

    LARRY A. MIZEL has served as Chairman of the Board of Directors of the Company since its organization and served as Chairman of the Board of Directors of Financial Asset Management Corporation (the "Manager"), an indirect wholly owned subsidiary of M.D.C. Holdings, Inc. ("Holdings"), from the date of the Manager's organization through January 1992 and from September 1994 through the present. Mr. Mizel also has served as Chairman of the Board of Directors of Holdings since January 1972 and Chief Executive Officer of Holdings since February 1988 and as Chairman of the Board of Directors of Commercial Assets, Inc. ("Commercial Assets") since its organization in 1993. The Company owns approximately 27% of the common stock of Commercial Assets.

    SPENCER I. BROWNE has served as President and Chief Executive Officer of the Company since August 1988 and as a Director of the Company since September 1988. Mr. Browne also has served as President, Chief Executive Officer and a Director of Commercial Assets since its organization in 1993. He also has served as President and a Director of the Manager since October 1988. Mr. Browne has served as President and a Director of Holdings since May 1990, Chief Operating Officer from 1989 until September 1994 and Co-Chief Operating Officer since September 1994.

    LESLIE B. FOX has served as Executive Vice President and Chief Operating Officer of the Company and of Commercial Assets since February 1995 and served as a Vice President of the Company from November 1993 until February 1995. From November 1993 until February 1995, she was Executive Vice President, Chief Investment Officer and Assistant Secretary of Commercial Assets. From 1991 to 1993, Ms. Fox was Senior Vice President of NHP Capital Corp. in Washington, D.C., a subsidiary of NHP, Inc. From 1987 to 1991, Ms. Fox was Vice President of Finance/MIS at NHP Property Management Inc., also a subsidiary of NHP, Inc.

    PARIS G. REECE III has served as Executive Vice President and Chief Financial Officer of the Company and of Commercial Assets since February 1995. Mr. Reece serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Holdings. He was elected as a Vice President of Holdings in August 1988, as Secretary in February 1990, as Chief Financial Officer in June 1990, as

Treasurer in September 1993 and as Senior Vice President in September 1994. From November 1977 until August 1988, Mr. Reece was employed by Occidental Petroleum Corporation, a New York Stock Exchange-listed company headquartered in Los Angeles, California, where he served in various capacities in the Corporate Tax Department, most recently as the Director of Tax Planning.

    DANIEL S. JAPHA has served as Senior Vice President, Secretary and General Counsel of the Company and Commercial Assets since February 1995 and as Assistant Secretary of the Company and Commercial Assets from August 1994 until February 1995. He has served as General Counsel-Corporate and Assistant Secretary of Holdings since April 1994 and served in similar capacities for the Company and Commercial Assets from April 1994 until February 1995. Prior to joining Holdings, Mr. Japha was Corporate Finance Counsel and Assistant Secretary of Manville Corporation and Riverwood International Corporation from May 1991 through March 1994. Prior to joining Manville Corporation, Mr. Japha was engaged in private law practice in Denver, Colorado.

    KEVIN J. NYSTROM has served as Vice President and Chief Accounting Officer of the Company since January 1993 and has been employed by the Manager since September 1992. Mr. Nystrom also has served in similar capacities for Commercial Assets since its organization. Prior to joining the Manager, Mr. Nystrom held a series of positions, most recently as a Senior Manager with Deloitte & Touche LLP from January 1985 to August 1992.

    ELLIOT H. KLINE has served as a Director of the Company since September 1988, as a member of the Audit Committee since December 1988, Chairman of the Audit Committee since November 1990 and as a member of the Nominating Committee since April 1989. Dr. Kline has served as Executive-in-Residence at Arizona State University-West since August 1993. Dr. Kline served as President of In The Interim Management Consulting, a firm specializing in consulting to universities, from 1989 to 1993. Dr. Kline served as the Dean of the College of Business Administration at the University of Denver from 1987 to 1989; as the Dean and a Professor of the School of Business and Public Administration at the University of the Pacific from 1977 to 1987; and as the Director and an Associate Professor of the Institute of Public Affairs and Administration at Drake University from 1970 to 1977. Dr. Kline has published articles in the areas of organization and management, has served as consultant to numerous private and public organizations and is active in many professional organizations.

    RICHARD L. ROBINSON has served as a Director of the Company and as a member of the Nominating Committee since January 1990 and a member of the Audit Committee since August 1993. Mr. Robinson has served as Chairman of the Board of Directors and Chief Executive Officer of Robinson Dairy, Inc., a Denver-based institutional dairy products manufacturer and distributor, since 1975 and prior thereto served in various executive positions with that company for 20 years. Mr. Robinson also serves as a director of First Bank System, Minneapolis, Minnesota. He is active in numerous civic and charitable organizations, is past chairman of the Greater Denver Chamber of Commerce and a past president of the State Board of Agriculture, the governing body for the Colorado State University System.

    TIM SCHULTZ has been a Director of the Company since July 1994 and is a member of the Audit and Nominating Committees. He is President-Elect of the Boettcher Foundation, a Colorado not-for-profit, charitable corporation, and from August 1994 until November 1995, he was Chairman and President of Colorado Open Lands, a Colorado not-for-profit corporation. From 1990 until August 1994, he was employed by the law firm of Arnold & Porter as a Consultant-Corporate/Government Relations with responsibilities ranging from serving as chairman of a large land trust to representing clients' needs in connection with state and local government issues. From May 1987 to July 1990, Mr. Schultz served as Executive Director of the State of Colorado Department of Local Affairs and from November 1983 to May 1987, as Commissioner of Agriculture for the State of Colorado Department of Agriculture, both cabinet level positions. From 1987 to 1991, he served as Chairman of the Colorado Economic Development Commission.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 1995, all required reports were filed on a timely basis.

                                  COMPENSATION

SUMMARY COMPENSATION TABLE

    The Company does not pay a salary, bonus or any other compensation to its executive officers, other than stock options and dividend equivalent rights ("DERs") related to stock options granted to officers and others from time to time under the Plan. The Company does not have any long-term incentive programs. The Manager provides (at its expense) all personnel necessary to conduct the regular business of the Company. The Manager receives various fees for advisory and other services performed under the management agreement between the Company and the Manager. All salaries, bonuses and other compensation (except stock options and DERs) received by the executive officers of the Company are paid by Holdings. Holdings is engaged in a number of business activities of which management of the Company is only one. Neither Holdings nor the Manager has allocated any portion of the compensation paid by them to the Company's executive officers specifically for their services to the Company. A description of the management agreement between the Company and the Manager and the fees paid by the Company thereunder is included below under the caption "Management Agreement."

    The number of shares to be acquired under all outstanding options granted prior to the Company's December 1994 rights offering (the "Rights Offering") and the exercise prices thereof shown on the following tables and in the description of Compensation Paid to Directors have been adjusted to account for the issuance of 10,053,794 shares of Common Stock upon completion of the Rights Offering. Pursuant to the Plan, and in accordance with advice of the Company's financial advisor, the Board of Directors adjusted all outstanding options granted prior to the Rights Offering by multiplying the number of shares subject to such options by 1.7 and dividing the exercise prices of all such options by the same number. This number represents the number of shares outstanding after the Rights Offering divided by the number of shares outstanding before the Rights Offering.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding compensation paid to the Company's Chief Executive Officer:

                                                                        LONG-TERM COMPENSATION(1)
                                                                        -------------------------
                                                                                AWARDS OF
               NAME AND PRINCIPAL POSITIONS                    YEAR         OPTIONS (SHARES)
-----------------------------------------------------------  ---------  -------------------------
Spencer I. Browne, President and
 Chief Executive Officer...................................       1995             70,000
                                                                  1994             99,977
                                                                  1993             23,454

---------
1 All options granted under the Plan have an exercise price equal to 100% of the market price of the Common Stock on the date of grant, are exercisable for a five-year term and, unless the Option Plan Amendment is adopted, automatically accrue DERs related to dividends declared on the outstanding shares of Common Stock between the date the option is granted and the date the option is exercised. Options granted prior to 1994 are exercisable fully upon the date of grant. Options granted in 1995 are exercisable as to 50% on the date of grant and as to 25% on each of the succeeding anniversaries of the date of grant. Amounts do not reflect
    49,241, 28,861 and 8,538 shares of Common Stock related to DERs which accrued during 1995, 1994 and 1993, respectively, and 64,362 shares of Commercial Assets common stock accrued during 1993 for the benefit of Mr. Browne with respect to all stock options held by him, all of which DERs have been distributed as of March 6, 1996. Assuming the Option Plan Amendment Proposal is approved, no DERs will accrue to holders of the Company's options, including Mr. Browne, after May 28, 1996. See "AMENDMENT PROPOSAL" below.

                             OPTION GRANTS IN 1995

                                                                                                        POTENTIAL
                                                            INDIVIDUAL GRANTS                           REALIZABLE
                                          ------------------------------------------------------     VALUE AT ASSUMED
                                                         PERCENT OF                                  ANNUAL RATES AT
                                           NUMBER OF        TOTAL                                      STOCK PRICE
                                          SECURITIES       OPTIONS       EXERCISE                    APPRECIATION FOR
                                          UNDERLYING     GRANTED TO       OR BASE                      OPTION TERM
                                            OPTIONS     EMPLOYEES IN       PRICE     EXPIRATION   ----------------------
                  NAME                    GRANTED(1)       1995(2)        ($/SH)        DATE         5%          10%
----------------------------------------  -----------  ---------------  -----------  -----------  ---------  -----------
Spencer I. Browne.......................      70,000           49.1      $    2.38      5/16/00   $  45,932  $   101,497

    There were no SARs granted by the Company during the year ended December 31, 1995.
---------
1   See footnote 1 to the "Summary Compensation Table" above.

2 The Company has no employees. The percentage reflected relates to all options granted to employees of the Manager who are officers of the Company or to employees of the Manager whose time is devoted substantially to the Company. See "Summary Compensation Table" above and "The Management Agreement" below.

AGGREGATE OPTION EXERCISES DURING 1995 AND FISCAL YEAR-END OPTION VALUE TABLE

    During the year ended December 31, 1995, the Company's Chief Executive Officer did not exercise any of his stock options. The following table reflects the number of shares of Common Stock covered by exercisable and non-exercisable stock options held by the Company's Chief Executive Officer as of December 31, 1995:

                   AGGREGATE OPTION EXERCISES DURING 1995 AND
                      FISCAL YEAR-END OPTION VALUES TABLE

                                               NUMBER OF SHARES UNDERLYING   VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                    NAME                            DECEMBER 31, 1995          DECEMBER 31, 1995
---------------------------------------------  ---------------------------  -----------------------
Spencer I. Browne............................
  Exercisable................................              265,885                $   131,191
  Unexercisable..............................               59,994                $    54,646

    The closing price of the Company's Common Stock on December 29, 1995 was $2.875.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE COMPANY'S FILINGS WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING BOARD REPORT ON EXECUTIVE COMPENSATION SHALL NOT BE INCORPORATED INTO ANY FUTURE FILINGS WITH THE SEC AND SHALL NOT BE DEEMED FILED WITH THE SEC.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors of the Company has not established a Compensation Committee. The Board is responsible for determining grants of stock options under the Plan. The Board believes that stock options link management and shareowner interests and motivate executives to make long-term business and operating decisions that will serve to increase the long-term total return to shareowners.

    The Board awarded stock options to the Company's Chairman and President on May 16, 1995. These options were awarded in connection with, among other things, the successful completion of the Rights Offering and the related addition of approximately $17 million to the Company's capital base and the completion of the restructuring of the Company's balance sheet. Specifically, when granting these options, the Board considered the following specific accomplishments of management: (i) the significant increase in the Company's stock price during 1995; (ii) the acquisition of approximately $128.6 million par value at acquisition of high-yield non-agency bonds backed by home mortgage loans in 1994 and the first quarter of 1995; (iii) the sale of substantially all of the Company's remaining CMO ownership interests and repayment of the related indebtedness; (iv) elimination of substantially all of the Excess Inclusion income generated by the Company's CMO ownership interests; (v) increasing the Company's net income and distributions to shareowners during 1995; and (vi)
through its ownership of approximately 27% of Commercial Assets, Inc., participating in the market for commercial real estate securitizations.

    Except with respect to compensation paid under the Plan, the Board has no role in setting the compensation policies of or the levels of compensation paid to the Company's executive officers whether in the form of salaries, bonuses or other annual compensation. Pursuant to the Management Agreement, such compensation is paid by the Manager or Holdings. See "Summary Compensation Table" above and the "Management Agreement" below.

                                          THE BOARD OF DIRECTORS
                                          Larry A. Mizel, Chairman
                                          Spencer I. Browne
                                          Elliot H. Kline
                                          Richard L. Robinson
                                          Tim Schultz

COMPENSATION PAID TO DIRECTORS

    During 1995, each Independent Director of the Company received a fee of $2,500 a month plus $300 for each meeting of the Board of Directors or committee thereof attended. In addition, Independent Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

    During 1995, the Chairman of the Board was granted five-year, non-qualified stock options under the Plan to purchase 70,000 shares of Common Stock for $2.375 per share. These options were vested as to 50% of the shares covered thereby on the date of grant and will vest cumulatively as to an additional 25% on the anniversary dates of the grants. Options granted to Mr. Browne, a Director of the Company, are shown above in the Summary Compensation Table.

    The Independent Directors of the Company also are eligible to receive grants of stock options under the Plan. During the year ended December 31, 1995, Messrs. Kline, Robinson and Schultz each was granted non-qualified stock options to purchase up to 7,500 shares of Common Stock for $2.375 per share. See Note 1 to the Summary Compensation Table above for the other material terms of these stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, the Company's Board of Directors had no Compensation Committee, and the full Board of Directors was responsible for all compensation decisions under the Plan. Messrs. Browne and Mizel, the Chief Executive Officer and Chairman of the Board of Directors of the Company, respectively, also served as executive officers and directors of Holdings during 1995.

    Because Messrs. Browne and Mizel each serve as an executive officer and director of the Company and Mr. Mizel serves in such capacities for Holdings, and because Mr. Browne owns a 20% interest in Financial Asset Management LLC ("FAMC"), and Holdings indirectly receives management fees from the Company through FAMC (an indirect subsidiary of Holdings) under the Management Agreement between the Company and FAMC, Messrs. Browne and Mizel may be deemed to have an interest in the Management Agreement, even though the Management Agreement has been approved by the Independent Directors. For a description of the Management Agreement between the Company and FAMC and the fees paid by the Company thereunder, see "Management Agreement" below.

    From time to time, the Company engages PageWorks + Tri Design ("PageWorks"), a marketing and communications firm owned by Mr. Mizel's brother-in-law, for graphic design, artwork and other services related to the Company's shareowner reports. During 1995, the Company paid PageWorks approximately $83,000.

                               PERFORMANCE GRAPHS

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OF THE COMPANY'S FILINGS WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THIS SECTION ENTITLED "PERFORMANCE GRAPHS" SHALL NOT BE INCORPORATED INTO ANY FUTURE FILINGS WITH THE SEC AND SHALL NOT BE DEEMED FILED WITH THE SEC.

    The first performance graph below compares the yearly change in the cumulative total return of the Common Stock over the five-year period ended December 31, 1995 with (i) the cumulative total return of the Standard & Poor's 500 Stock Index; and (ii) a peer group consisting of all Mortgage REITs as defined by the National Association of Real Estate Investment Trusts.

    During 1993, the Company initiated a plan to redeploy its assets that was substantially completed by December 31, 1995. A second performance graph has been provided that reflects the implementation of that plan. The second graph compares the cumulative total return of the Common Stock over the two years ended December 31, 1995, to the cumulative total return over the same period of the Standard and Poor's 500 Stock Index and the same peer group as in the first performance graph.

    The performance graphs were prepared based on the following assumptions: (a) an initial investment of $100 invested in (i) the Common Stock; (ii) the common stocks of the companies in the Standard & Poor's 500 Index; and (iii) the common stocks of the companies in the peer group; and (b) all dividends received were reinvested in the Common Stock in the month in which they were received. On October 12, 1993, the Company distributed to its shareowners one share of Commercial Assets common stock for every two shares of Common Stock held. For purposes of the performance graph, the shares of Commercial Assets common stock were treated as being sold on the date of the distribution and the proceeds from the sale invested in the Company's Common Stock.

    THE STOCK PRICE PERFORMANCE SHOWN ON THE PERFORMANCE GRAPHS ARE NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     ASSET INVESTORS
       CORPORATION
Performance Since 1990
                                  AIC    S&P 500    Mortgage REITs
12/31/90                         $100       $100              $100
12/31/91                          207        131               132
12/31/92                          117        141               134
12/31/93                           79        155               154
12/31/94                           90        157               117
12/31/95                          160        215               190

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     ASSET INVESTORS
       CORPORATION
Performance Since 1993
                                  AIC    S&P 500    Peer Group
12/31/93                         $100       $100          $100
12/31/94                          114        101            76
12/31/95                          202        139           123

                            THE MANAGEMENT AGREEMENT

    The Company has entered into a series of management agreements (the "Management Agreement") with the Manager. The Manager advises the Company on its business and oversees its day-to-day operations, subject to the supervision of the Board of Directors of the Company. The Manager also is obligated to present to the Company asset acquisition opportunities consistent with the policies and objectives of the Company and to furnish the Board of Directors of the Company with information concerning the acquisition, holding and disposition of assets. The terms appearing in quotes below, not defined in this Proxy Statement, are defined in the Management Agreement and shall have the meanings ascribed to them in the Management Agreement.

    The Management Agreement has a one-year term and is approved by the Independent Directors. It may be terminated by either party with or without cause at any time upon 60 days' written notice. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events including, among other things, a breach by the Manager of any material provision which breach remains uncured for 30 days or the bankruptcy of the Manager. The Management Agreement also may be terminated at any time by a majority vote of either the Independent Directors or holders of the Common Stock of the Company. The Manager would be entitled to certain termination payments if, among other things, the Company is acquired and the acquisition results in the termination of the Management Agreement.

    The Manager receives various fees for the advisory and other services performed in connection with the Management Agreement. The Manager provides all personnel and certain overhead items (at its expense) necessary to conduct the regular business of the Company.

    The Company has agreed to indemnify the Manager and its affiliates with respect to all expenses, losses, damages, liabilities, demands, charges or claims of any nature in respect of acts or omissions of the Manager made in good faith and in accordance with the standards set forth in the Management Agreement.

    Under the Management Agreement, the Manager may receive a base fee, an incentive fee and an administrative fee. The annual base fee (the "Base Fee") is payable quarterly in an amount equal to 3/8 of 1% of the "average invested assets" of the Company and its subsidiaries for such year. In 1994 and 1995, the annual incentive fee (the "Incentive Fee") was based on the Company's distributions to shareowners. The Manager is entitled to the Incentive Fee only after the Company's shareowners first have received cash distributions exceeding the Company's "average net worth" times the "Ten-Year U.S. Treasury Rate" plus 1%. The Incentive Fee equals 20% of such excess.

    The Manager received Incentive Fees of $517,000 and $137,000, respectively, for the years ended December 31, 1995 and 1994.

    The Manager also performs certain bond administration and other related services for the Company pursuant to the Management Agreement and other administration agreements and receives a fee for such services (the "Administrative Fee") in relation to the complexity of the transaction and the services required. In 1995, the Base Fee and the Administrative Fee were $214,000 and $914,000, respectively.

    Commencing January 1, 1996, the Incentive Fee will be computed based on the Company's net income determined in accordance with generally accepted accounting principles. The Manager will be entitled to an Incentive Fee equal to 20% of the amount by which the Company's net income exceeds the Company's "average net worth" times the "Ten-Year U.S. Treasury Rate" plus 1%.

    On April 1, 1996, the Manager, with the consent of the Company's Independent Directors, assigned the Management Agreement to FAMC an entity that is owned 80% indirectly by Holdings and 20% by Spencer I. Browne. FAMC assumed the Manager's obligations under the Management Agreement.

                           OWNERSHIP OF COMMON STOCK

    The table below sets forth, as of March 6, 1996, the number of shares of Common Stock beneficially owned by each director and each executive officer of the Company named in the Summary Compensation Table, individually, and the number of shares beneficially owned by all of the Company's directors and executive officers as a group, which information was furnished in part by each such person.

                                                                    AMOUNT AND
                                                                    NATURE OF
                                                                    BENEFICIAL       PERCENT OF
                  NAME OF BENEFICIAL OWNER1                         OWNERSHIP2         CLASS4
--------------------------------------------------------------  ------------------  -------------
Larry A. Mizel................................................          535,490            2.2%
Spencer I. Browne.............................................          490,599            2.0%
Elliot H. Kline...............................................          150,290           *
Richard L. Robinson...........................................          157,208           *
Tim Schultz...................................................           36,611           *
All directors and executive officers as a group3 (nine
 persons).....................................................        1,380,506            5.7%

---------
*   Denotes ownership of less than 1% of the outstanding shares of Common Stock.

1 Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals and entities. Unless otherwise indicated, such person has sole voting and investment power as to the shares listed.

2 Includes the following shares of Common Stock which such persons had the right to acquire within 60 days after March 6, 1996 through the exercise of stock options granted under the Plan: Larry A. Mizel -- 263,534 shares; Spencer I. Browne -- 265,885 shares; Elliot H. Kline -- 104,108 shares; Richard L. Robinson -- 104,108 shares; Tim Schultz -- 22,976 shares; and all directors and executive officers as a group -- 764,457 shares.

3 Does not include 303,166 shares of Common Stock owned beneficially by Holdings.

4 All shares of Common Stock which a person had the right to acquire within 60 days after March 6, 1996 were deemed to be outstanding for the purpose of computing the "Percent of Class" owned by such person but were not deemed to be outstanding for the purpose of computing the "Percent of Class" owned by any other person. At March 6, 1996, 24,355,862 shares of Common Stock were outstanding.

    As of March 6, 1996, no person or group was known to the Company to be a beneficial owner of more than 5% of its Common Stock.

    As of March 6, 1996, Holdings was the beneficial owner of 303,166 shares of Common Stock (approximately 1.2%) of the Company. Mr. Mizel is the Chairman of the Board of Directors and Chief Executive Officer and Mr. Browne is President and Co-Chief Operating Officer of Holdings. Messrs. Mizel and Browne are the beneficial owners of approximately 18.0% and 3.6%, respectively, of the outstanding shares of common stock of Holdings.

                                 PROPOSAL NO. 2
                         OPTION PLAN AMENDMENT PROPOSAL

    Subject to shareowner approval, the Company's Board of Directors has approved amendments to the Plan (a) to eliminate DERs and in connection with the elimination of DERs, (b) to permit stock grants. A description of the Plan is presented below in connection with shareowner consideration of the Option Plan Amendment Proposal.

DESCRIPTION OF THE PLAN

    GENERAL. The Plan, as currently restated, was adopted by the Board of Directors of the Company in 1990 and approved by the Company's shareowners in 1991. Certain amendments to the Plan were adopted by the Board of Directors in May 1992 and approved by the Company's shareowners in June 1992. The amendments extended the term of the Plan from ten years after the date of its initial adoption by the Company's shareowners until such time as the Plan is terminated by the Board of Directors.

    The purpose of the Plan is to encourage stock ownership by directors, officers and key personnel and to provide a means of performance-based compensation in order to attract and retain qualified personnel. The Plan provides for the issuance of incentive and non-qualified stock options, stock appreciation rights and limited stock appreciation rights. No stock appreciation or limited stock appreciation rights have been granted under the Plan and, in recent years, no incentive stock options have been granted under the Plan.

    PRICE AND EXERCISE PERIOD OF OPTIONS. The exercise price for options granted under the Plan may not be less than 100% of the Fair Market Value (as defined in the Plan) of the shares of Common Stock on the date of grant. The option holder may pay the exercise price in cash or by delivery of previously acquired shares of Common Stock. No option may be granted under the Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the total outstanding shares of Common Stock. Each option granted must terminate no more than ten years from the date it is granted and may terminate earlier as specified at the time of grant.

    DIVIDEND EQUIVALENT RIGHTS. Options granted under the Plan automatically accrue DERs based on (i) the number of shares underlying the unexercised portion of the option; (ii) dividends declared on the outstanding shares of Common Stock of the Company between the option grant date and the option exercise date; and
(iii) the market price of the Common Stock on the dividend record date. The Committee has authority to determine whether DERs will be paid in cash or shares of Common Stock and when DERs may be distributed (i.e., prior to or only in connection with the exercise of the related option). Historically, DERs have been paid in shares of Common Stock. If the Option Plan Amendment Proposal is approved, DERs will no longer be granted under the Plan.

    SHARES COVERED BY THE PLAN. The Plan currently provides that the number of shares of Common Stock as to which grants of options, stock appreciation rights and limited stock appreciation rights made to directors, officers and employees of the Company under the Plan may not exceed 1,502,639. The aggregate number of shares of Common Stock as to which options, stock appreciation rights and limited stock appreciation rights may be granted during each calendar year commencing in 1992 may not exceed the annual allocation for such year determined by multiplying .0075 by the number of shares of Common Stock outstanding as of midnight Denver time on December 31 of the previous year (the "Annual Allocation"). The maximum number of shares of Common Stock which may be subject to options, stock appreciation rights and limited stock appreciation rights granted to directors as a group under the Plan during each calendar year commencing in 1992 shall not exceed the Annual Allocation less 5,000 shares, as adjusted for unallocated shares available from previous years. At March 6, 1996, 1,502,639 shares of Common Stock were available for grants of options, stock appreciation rights and limited stock appreciation rights under the Plan.

    As of March 6, 1996, five directors and six officers who were not also directors were eligible to receive options under the Plan. As of March 6, 1996, options to purchase an aggregate of 1,493,079 shares of Common Stock, net, had been granted under the Plan since its adoption in 1986, of which options to purchase 162,500 shares have been exercised and options to purchase 362,954 shares expired. At March 6, 1996, 331,302 DERs had been accrued since November 1990 (when the Plan was amended to provide for DERs), all of which have been distributed.

    STOCK OPTIONS GRANTED AND EXERCISED UNDER THE PLAN DURING THE LAST THREE YEARS. The following table sets forth information as of March 6, 1996 with respect to non-qualified stock options granted during 1995, 1994 and 1993 to (i) current executive officers as a group;
(ii) current directors who are not executive officers, as a group; and (iii) current officers who are not executive officers, as a group.

                                                                                                    DER SHARES
                                     SHARES SUBJECT   SHARES SUBJECT   SHARES SUBJECT    AVERAGE    ACCRUED ON
                                       TO OPTIONS       TO OPTIONS       TO OPTIONS     EXERCISE        ALL
                                     GRANTED DURING   GRANTED DURING   GRANTED DURING   PRICE OF    OUTSTANDING
         GROUP DESCRIPTION                1995             1994             1993         OPTIONS      OPTIONS
-----------------------------------  ---------------  ---------------  ---------------  ---------  -------------
Current Executive Officers as a
 Group (6 Persons).................        140,000          207,645          46,908     $   1.906       224,477
Current Directors who are not
 Executive Officers, as a Group (3
 Persons)..........................         22,500           93,995          81,086     $   2.119        72,176
Current Officers who are not
 Executive Officers, as a Group (4
 Persons)..........................          2,500           18,372           5,982     $   1.828        13,762

    During 1995, 1994 and 1993, there were no options exercised.

    PLAN ADMINISTRATION. The Plan provides that it shall be administered by the Committee. Historically the full Board of Directors has served as the Committee because the Company has no Compensation Committee. The Committee has the authority, subject to the provisions of the Plan, to determine the persons to whom, and the time or times at which options will be granted, the number of shares to be covered by each option, the exercise price and all other matters necessary or advisable for administration of the Plan. The Committee also has the authority to grant, at the time an option is granted or at any time prior to the exercise of the option, stock appreciation rights and/or limited stock appreciation rights with respect to some or all of the shares of Common Stock covered by the option. Limited stock appreciation rights, to the extent then exercisable, generally may be exercised in the event of a tender or exchange offer for the Company, a merger or consolidation of the Company or certain changes in control of the Board of Directors.

    AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan at any time, except that approval by the shareowners of the Company is required for any amendment which increases the aggregate number of shares of Common Stock which may be issued, increases the maximum number of shares which may be issued to any person, changes the class of persons eligible to receive options, modifies the period within or the terms upon which options, stock appreciation rights and limited stock appreciation rights may be granted or exercised or increases the material benefits accruing to participants under the Plan.

    FEDERAL INCOME TAX CONSEQUENCES. Under current federal income tax rules, a grantee of a non-qualified stock option or stock appreciation right will not recognize taxable income and the Company will not receive a deduction upon the grant of such option or right. Upon a grantee's exercise of a non-qualified stock option, (i) the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the shares; and (ii) the Company will be entitled to a tax deduction in an amount equal to the income recognized by the grantee. Following exercise, the shares will be taxed in the same manner as shares held by any other shareowner (i.e., the grantee will not realize gain or loss unless and until the shares are sold, at which time the amount of gain or loss realized will equal the difference between the sale price and the basis of the shares). Upon the grantee's receipt of cash or the transfer of shares of Common Stock upon exercise of a stock appreciation right or in satisfaction of a DER, the grantee will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. Generally, the Company will be entitled to a deduction equal to the income recognized by the grantee upon the exercise of a stock appreciation right or distribution of the Common Stock related to DERs, subject to certain requirements being met.

    If a non-qualified stock option or stock appreciation right is exercised by a grantee who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") (i.e.,
one who is an officer or director of the Company; a "Section 16 officer or director"), the Company and the grantee generally will not incur any tax consequences at the time of exercise unless the option is held for less than six months before it is exercised. To the extent a non-qualified stock option is exercised by a Section 16 officer or director less than six months after it is granted, he may elect within 30 days after exercise to recognize ordinary income immediately, and the Company then would be entitled to a corresponding income tax deduction as described above. If such an election is not made, the grantee will recognize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions of Section 16(b) of the Exchange Act lapse, generally six months after the date of grant of the non-qualified stock option or stock appreciation right.

PROPOSED PLAN AMENDMENTS

ELIMINATION OF DERS

    The Plan grants DERs to all holders of stock options issued under the Plan. DERs represent the right to receive, either in shares of stock or cash, at the Company's election, the value of dividends declared on the Company's Common Stock for each share of stock underlying an outstanding option. The Company pays the DERs in the form of additional shares of the Company's Common Stock. The number of shares of Common Stock is determined by multiplying the per share dividend by the number of shares that are the subject of the outstanding options and dividing by the closing stock price on the record date of the dividend.

    DERs represent compensation expense to the Company in the period that the dividend is declared. As the number of options granted has increased and as the Company's dividends have increased with the Company's operating success, the expense associated with the DERs has increased.

    As part of the Company's continuing efforts to reduce general and administrative expenses, the Company's Board of Directors approved an amendment to the Plan (the "DER Elimination Amendment") to eliminate the option holder's right to receive DERs, subject to shareowner approval. The DER Elimination Amendment also requires the consent of each holder of stock options. At December 31, 1995, options to acquire a total of 967,625 shares of Common Stock are held by 11 persons including the Company's directors and executive officers.

    As consideration for current holders of options consenting to the relinquishment of DERs, the Company will issue to each option holder shares of Common Stock based on the computed value of DERs that would accrue to options in the future (the "Exchange Ratio"). The Exchange Ratio was determined based on the number of options outstanding, the remaining term of the option, the average closing market price of the Common Stock for the 30 trading days prior to March 11, 1996, the date the Board of Directors adopted the resolution approving the Option Plan Amendment and the dividends currently estimated to be paid on the Company's Common Stock in the future. Based on this calculation, the Company will grant to the holders of the Company's options, subject to shareowner approval of the DER Elimination Amendment, a total of 244,394 shares of Common Stock (the "Exchange Shares"). The Company has obtained an opinion from Hanifen, Imhoff Inc., the Company's independent financial adviser, that the Exchange Ratio is fair from a financial point of view.

    As a result of elimination of DERs from the Plan, the Company will incur a one-time expense of approximately $750,000 related to the issuance of the Exchange Shares. However, elimination of the DERs from the Plan is expected to reduce general and administrative expenses by approximately $220,000, $280,000 and $281,000 in 1996, 1997 and 1998, respectively. Additional expense reductions would be realized in future years.

GRANTS OF COMMON STOCK

    In connection with the elimination of DERs described above, subject to shareowner approval, the Company will issue the Exchange Shares to the holders of the Company's stock options who consent to the elimination of their rights to receive DERs in the future.

    Currently, the Plan does not permit the issuance of shares of Common Stock. Subject to shareowner approval, the Company's Board of Directors has approved an amendment to the Plan to permit the Company to issue the Exchange Shares pursuant to the Plan in order to deliver the Exchange Shares to the holders of the Company's stock options who consent to the elimination of their DERs. The Exchange Shares will be fully vested and not restricted, subject to applicable federal and state securities laws. Because the Exchange Shares will be issued pursuant to the Plan as amended, the issuance and transfer of the Exchange Shares will be registered pursuant to the Company's current effective Registration Statement on Form S-8.

    The Company's Board of Directors believes that the Option Plan Amendment Proposal is in the best interests of the Company and its shareowners. In making its decision, the Board of Directors carefully considered a number of factors, including, among other things: (i) the written opinion of Hanifen, Imhoff Inc., financial advisor to the Company; (ii) the Company's future prospects; and (iii) the reduction of future expense by reason of the elimination of DERs.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE OPTION PLAN AMENDMENT PROPOSAL AND RECOMMENDS THAT SHAREOWNERS VOTE "FOR" APPROVAL OF THE OPTION PLAN AMENDMENT PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation Committee Interlocks and Insider Participation" under the section entitled "Compensation" above.

                COMPANY'S RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Board of Directors of the Company appointed the firm of Ernst & Young LLP to audit the financial statements of the Company for the year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be present at the Meeting and available to respond to appropriate questions. Ernst & Young LLP has indicated that it will not make a statement, although an opportunity for a statement will be provided. Shareowners are not being requested to ratify this appointment.

                                 OTHER MATTERS

    Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

    Any proposal which a shareowner may desire to present at the 1997 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company not later than November 19, 1996.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Larry A. Mizel

                                          Larry A. Mizel
                                          CHAIRMAN OF THE BOARD

March 29, 1996

ASSET INVESTORS CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF SHAREOWNERS--MAY 28, 1996

PROXY

The undersigned hereby appoints Larry A. Mizel, Spencer I. Browne and Daniel S. Japha, or any of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 1996 Annual Meeting of Shareowners and any adjournments or postponements thereof and to vote as designated on the reverse side hereof, all the shares of Common Stock of Asset Investors Corporation held of record by the undersigned on March 6, 1996. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

1.   Election of Directors, Nominees for two Class I Directors:
     Richard L. Robinson and Tim Schultz
2. Amendments to Stock Option Plan to eliminate Dividend Equivalent Rights ("DERs") and to permit the grant of Common Stock pursuant to the Plan.

Please specify your choice by clearly marking the appropriate boxes. Unless otherwise specified, this proxy will be voted "FOR" all nominees in the election of directors and "FOR" the amendments to the Stock Option Plan.

SEE REVERSE SIDE

/X/

Please mark your
votes as in this
example.

FOR      / /

WITHHELD / /

FOR     / /

AGAINST / /

ABSTAIN / /

 1.  Election of Directors
     (see reverse)

 2.  Amendments to Stock Option Plan to eliminate DERs and to grant Common Stock

The Board of Directors recommends a vote "FOR" the election of Messrs. Robinson and Schultz.
For, except vote withheld from the following nominee:

-------------------------------------------------------------------------------

The Board of Directors recommends a vote "FOR" the amendments to the Plan.

SIGNATURE(S)
             ------------------------------------------------------------------

DATE
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SIGNATURE(S)
             ------------------------------------------------------------------

DATE
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Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporate proxies should be signed by an authorized officer.